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                                                                   EXHIBIT 10.37

     NationsBank
     Commercial Banking
     100 Southeast 2nd Street, 15th Floor
     Miami, FL 33131
     Fax 305 533-2681


NATIONSBANK

     December 1, 1998


     Precision Response Corporation
     1505 N.W. 167th Street
     Miami, Florida 33165

     Attention:     Mr. Joseph E. Gillis
                    Vice President and Treasurer

     RE:    (1)     SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT DATED AS OF
                    SEPTEMBER 30, 1998
            (2)     SECOND AMENDMENT TO MORTGAGE LOAN AGREEMENT DATED AS OF
                    SEPTEMBER 30, 1998

     Dear Mr. Gillis:

     Pursuant to our telephone conversations, this letter will confirm that the definition of "Fixed Charge Coverage Ratio" which appears in the Second Amendment to Revolving Credit Agreement and in the Second Amendment to Mortgage Loan Agreement inadvertently omitted reference to the Harland Debt. The correct definition is as follows (previously omitted words are underlined):

     6.03 FIXED CHARGE COVERAGE RATIO. Permit the ratio of (a) the sum of EBITDA for any Four-Quarter Period plus Rents Expense for such Four-Quarter Period to (b) the sum of interest expense for such Four-Quarter Period plus Rents Expense for such Four-Quarter Period plus income tax expense for such Four-Quarter Period plus 20% of Funded Debt (BUT EXCLUDING THE HARLAND DEBT) outstanding as of the last day of the applicable Four-Quarter Period PLUS THE CURRENT MATURITIES OF THE HARLAND DEBT to be less than 1.80 to 1.00 as of the last day of each Four-Quarter Period.


     Very truly yours,
     NATIONSBANK, N.A.

     /s/ Charles E. Porter
     -----------------------------
     Charles E. Porter
     Senior Vice President